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                    AGREEMENT FOR PURCHASE OF SALE OF ASSETS

                                       OF

                             STRATESEC, INCORPORATED

                                       BY

                      CERTIFIED SECURITY INTEGRATORS, INC.



                                 January 9, 2003



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               This Agreement for Purchase and Sale of Assets (this "Agreement")
is entered into as of January 9, 2003 between STRATESEC INCORPORATED, a Delaware corporation (the "Seller"), and CERTIFIED SECURITY INTEGRATORS, INC., a California corporation (the "Buyer").

               This Agreement sets forth all of the terms and conditions upon which Buyer hereby purchases and Seller hereby sells certain assets and related equipment of Seller.

               NOW, THEREFORE, the parties hereto agree as follows:

1. Definitions. All words and phrases that are initially capitalized shall have the meanings given them in Section 1 of this Agreement or at such other place in this Agreement as such terms are defined.

1.1 "Accounts" means those installed or pending integrated system contracts for the provision of intrusion detection, fire alarm, access control, closed circuit television, repair or maintenance, and/or related services owned or serviced by Seller, and any and all related agreements for communications services (collectively, "Account Agreements") between Seller and Customers which are assigned to Buyer and are accepted by Buyer within the sixty day (60) Acceptance Period, hereinafter provided . The Accounts are more specifically defined on
Schedule 1.1 (a).

1.2 "Assets means the Accounts and any and all materials and equipment related thereto being sold to Buyer pursuant to this Agreement and any other related assets to be delivered at Closing; all of Seller's right title and interest in and to all rights to bill for, and collect revenue arising from services rendered by Seller prior to Closing for which Seller has not invoiced Customers; all of Seller's right title and interest in and to the Sacramento, CA and the Pleasanton, CA real property leases; certain specified tangible personal property; existing telephone numbers, facsimile numbers, intellectual property addresses and e-mail addresses; and goodwill. The Assets are more specifically defined on Schedules 1.2 is more fully described on Schedules 1.2 (a) through
(g).

1.3 "Closing" means the consummation of purchase and sale of the Assets which is contemplated to be on January 9, 2003, or as soon as possible prior to this date with Buyer and Seller working cooperatively to close as soon as possible (the "Closing Date") unless otherwise extended by the mutual consent of the parties. The Assets shall be transferred to Buyer upon execution of closing documents accept for those Accounts which are subject to the Acceptance Period, which will be transferred upon acceptance. The effective time of the transfer of the Assets shall be as of 11:59:58 p.m. on the Closing Date.

1.4 "Equipment" means any and all installations, equipment and materials of Seller located at Customers' places of business relating to the Accounts that is not owned by the Customer.

1.5 "Customer" means any person, corporation, partnership, limited liability company, business trust or other entity that has an Account with Seller.

               .

2.       AssetsConsideration.

2.1 Assets Acquired Seller hereby agrees to sell and deliver to Buyer at the Closing, and Buyer hereby agrees to purchase from Seller, the Assets. Seller shall have provided Buyer with all Customer records and other information (including all invoices, blueprints, summaries of work in progress, codes, master codes, lock-out codes, up-load codes, down-load codes, communicator identification numbers, operating software) necessary to permit Buyer to fully perform Seller's contractual obligations relating to the Accounts. On the Closing Date, eller shall: (i) Seller shall assist assignment of the Accounts to Buyer, in delivering all necessary third party consents to those assignments containing language releasing Buyer from any liability for preexisting material breaches of the contracts consitituting the accounts, (ii) deliver all contracts, documents and records related to the Assets, (iii) seller shall assist assignment of any and all service agreements and ensure that Buyers have all rights necessary to receive the benefits of those agreements, (iv) assign all of Seller's right title and interest in and to the Sacramento, CA and the Pleasanton, CA real property leases except if property is unassignable due to delinquent lease payments and (iv) do all other things necessary to effectively transfer the Assets into the possession and control of BuyerSeller shall assist buyer in their endeavor to obtain assignments. In addition if buyer is unable to obtain an assignment other methods may be utilized to obtain a contract in good standing. In the event no assignment, assignment with addendum, or contract can be procured, then that particular asset will remain the real property of Stratesec, Inc.- (v) any Assets or Accounts to be expressly excluded from the Assets acquired by Seller hereunder; shall remain the sole and exclusive property of Seller; and Seller shall remain solely and exclusively responsible for all liabilities and obligations with respect to said Assets or Accounts

2.2      Liabilities and Obligations Assumed.

(a) By Buyer. Subject to the terms and conditions set forth in this Agreement, Buyer agrees that, commencing and effective from and after the Closing Date, Buyer will assume and agree to pay, perform and discharge only the following obligations of Seller (the "Assumed Liabilities") and no others:
     (i) Seller's obligation to provide services arising after the Closing pursuant to the Account Agreements (excluding any warranty obligation of Seller as defined in 4.1 (o)), and to complete the work in progress pursuant to the Account Agreements, which are specifically identified on
     Schedule 1.1(a) hereto; and (ii) Seller obligations pursuant to the Sacramento, CA and Pleasanton, CA real property leases, and no others. (ii) Buyer agrees to use reasonable efforts to assist seller to collect seller's open and unpaid receivables. Reasonable efforts include but are not limited to performing maintenance and/or warranty work in accordance with Seller's contract with customer. In addition, Buyers personnel with specific knowledge of the jobs will provide assistance in responding to questions/issues from customers.

(b) Excluded Liabilities. Notwithstanding any other provision of this Agreement, except for the Assumed Liabilities relating to the Account
     Agreements which are specifically identified on Schedule 1.1(a) hereto, Buyer shall not assume, or otherwise be responsible for, and liabilities of Seller, whether liquidated or unliquidated, or know or unknown, whether arising out of occurrences prior to at or after the date hereof (the "Excluded Liabilities"), which Excluded Liabilities shall include: i) any of Seller's contracts, leases, agreements, or claims, liabilities, debts or other obligations known or unknown to Seller at the time of Closing, including but not limited to, any warranty obligation of Seller, as defined in 4.1 (o), with respect to the Assets and the Account Agreements arising prior to the Closing Date, whether or not disclosed to Buyer, except for those Account Agreements identified on Schedule 1.1(a) hereto; (ii) any past, present and future employment of any and all persons who were, are or may be employed by Seller at any time and arising out of Seller's employment of such person including, without limitation, any liabilities, claims and obligations for employee benefits (including any ERISA right or benefit, or any benefit or obligation under a Collective Bargaining Agreement) unfair labor and discriminatory employment practices, employee salaries, vacation pay, severance pay, sick pay, back pay, health insurance, workers' compensation, employee contracts and other employee payments and benefits, (iii) any known, or unknown, defective condition in the design, material, workmanship or performance of any equipment and services sold or furnished by or on behalf of Seller or by subcontractors of Seller, (iii) any federal, state or local taxes, payroll taxes, payroll withholding obligations, governmental charges, penalties, interest and fines of Seller (whether due and payable before, on or after the Closing),
     (iv) any acts or omissions of Seller relating to the conduct of its business or otherwise, (v) any defaults by Seller under or breaches of any agreement, including any Account Agreements; (vi) any past and present litigation, suits, causes of action, arbitration, claim, demand or other proceedings related to or arising out of the conduct of Seller's business; and (vii) any liability or obligation of Seller to any lender of Seller, including E.S. Bankest, pursuant to any Factoring Agreement or other financing terms. In addition, if past due lease monies on the Sacramento and Pleasanton properties prior to the close of the purchase agreement, then those properties will be excluded from assumed liabilities.

(c) ERISA and Collective Bargaining Obligations. Buyer shall not assume, and shall be specifically relieved of any liability of Seller resulting from or otherwise relating to any Employee Plan or Benefit Arrangements, as that term is more specifically defined on Schedule 2.2 (c)(i), or pursuant to any Collective Bargaining Agreement or other Labor Union contract, as that term is more specifically defined pursuant to Schedule 2.2 (c)(ii).

(d) By Seller. Seller shall make good faith efforts to assist Buyer in taking immediate control of the Assets. Seller shall provide Buyer with all contracts, work papers installation and service records and other documents relating to the Assets and Customers.

2.3 Seller's Required Deliveries at Closing. At the Closing, Seller will deliver or cause to be delivered to Buyer, all documents and instruments necessary to transfer to Buyer all of right title and interest of Seller in and to the Assets and to consummate the contemplated transaction. Such documents and instruments shall include:

(a)      A Bill of Sale in the form attached hereto as Schedule 2.3 (a);

(b)      A Non-Competition Agreement, in the form attached hereto as Schedule

(c) A certificate executed by Seller to the effect that each of the representations and warranties of Seller in this Agreement is accurate as of the date of this Agreement, and is accurate as of the Closing, Date, as if made on the Closing Date.

(d) A schedule of Accounts, all open work orders on the Accounts, together with a detailed break-down of all costs and fees charged or invoiced to each of the Accounts as of the Closing Date (whether charged to the Customer or to Seller' lender), as set forth on Schedule 2.3(d);

(e)      An IRS Form W-9 duly execute by Seller;

(f) A sales tax clearance certificate or similar documents that may be required by any state tax authority in order to relieve Buyer of any obligation to withhold any portion of the consideration hereunder on account of any outstanding sales, use or other tax liability of Seller, with the understanding that Buyer will provide Seller with process or procedure on how to accomplish this obligation;

(g) An assignment of all Account Agreements and real property leases, including , in the form attached hereto as Schedule 2.3(g) (Assignment) and Schedule 4.1(d) (Consent to Assignment)(2.1)

(h) A duly executed release of all claims of E.S. Bankest as to any right or interest in or to any of the Assets, including but not limited to any security interest in any of the Assets or the right to any income, revenue, or accounts receivable pursuant to the Assets or any of the Account Agreements, as set forth in that certain Collection Factoring Agreement dated October 28, 2000, See Schedule 2.3H Letter, with schedule of jobs purchased from Stratesec, from E. S. Bankest LLC

2.4 Bulk Sales. Buyer hereby waives compliance by Seller with respect to any applicable Bulk Sales or similar laws of any jurisdiction in connection with the sale of the Assets to Buyer, and Seller, jointly and severally, agrees to indemnify Buyer and to save and hold Buyer harmless from, for and against any liability, damage, loss or deficiency (including, without limitation, reasonable attorneys' fees) which Buyer may suffer or sustain as a result of any claims made by creditors of Seller against Buyer which could have been asserted under the applicable Bulk Sales laws ("Creditor's Claim"). In the event of a Creditor's Claim, Buyer shall so notify Seller in writing and Seller shall have thirty (30) days in which to satisfy or discharge the Creditor's Claim, or, to take appropriate defensive action to dispute the claim while holding Buyer harmless from all consequences of the claim.

2.5 Closing Costs; Transfer Taxes; and Fees. Buyer shall be responsible for any real property or other documentary and transfer taxes and any sales, use or other taxes imposed by reason of the transfers of the Assets provided hereunder Seller will be responsible for any deficiency, interest or penalty asserted with respect thereto. Buyer will be responsible for any title searches or insurance premiums for title insurance to be obtained by Buyer. Buyer shall pay the fees and costs of recording or filing all applicable convincing instruments described herein. Buyer shall pay all costs of applying for new Governmental Authorizations and obtaining the transfer of existing Governmental Authorizations, which may be lawfully transferred.

3.       CONSIDERATION.

3.1 To Seller. Buyer agrees that it shall, consistent with the provisions of paragraph 2.2 (a) hereof, relieve Seller of all liabilities and obligations with respect to the Assumed Liabilities, as set forth herein. Seller acknowledges that it has significant obligations pursuant to the Assumed Liabilities which it cannot satisfy, and that Buyer's agreement to relieve Seller of the Assumed Liabilities in exchange for the Assets constitutes a good and valuable consideration for the Assets in accordance with the terms of this Agreement (the "Purchase Price").

3.2 Allocation of Purchase Price. Buyer shall prepare the allocation of the Purchase Price (the "Allocation") in accordance with the provisions of Section 1060 of the Internal Revenue Code and the regulations thereunder, upon reasonable consultation with Seller, and with Seller's consent, which consent shall not be unreasonably withheld or delayed. The Allocation shall be as set forth on Schedule 3.2 attached to this Agreement on or within sixty (60) days after the Closing Date. Each of the parties agrees to report this transaction for federal tax purposes in accordance with the Allocation. Buyer and Seller agree to (i) be bound by the Allocation, (ii) act in accordance with the Allocation in the preparation of financial statements and filing of all Tax Returns (including, without limitation, filing Form 8594 with their United States federal income Tax Return for the taxable year that includes the date of the Closing) and in the course of any Tax audit, Tax review or Tax litigation relating thereto and (iii) take no position and cause their controlled affiliates to take no position inconsistent with the Allocation for income Tax purposes. Not later than 30 days prior to the filing of its Form 8594 relating to this transaction, Seller shall deliver to Buyer a copy of such form.

4.       REPRESENTATION AND WARRANTIES OF PARTIES.

4.1      Seller.  Seller represents and warrants to Buyer as follows:

(a) Corporate Status. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is qualified to do business in California as a foreign corporation in accordance with all relevant State and local governmental requirements. Seller has full power and authority to own the Assets and to engage in the business in which it is presently engaged.

(b) Authorization. Seller has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of Seller's obligations hereunder, and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors and shareholders of Seller, and no other corporate proceedings or actions on the part of Seller are necessary therefor. This Agreement constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms; provided, however, that enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws at the time in effect affecting the rights of creditors generally and that a court of competent jurisdiction may decline to grant specific performance or any other equitable remedy with respect to the enforcement

(c) Non-Contravention; No Default. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby
        (a) do not and will not result in a breach of or a default under (i) the governing documents of Seller, or (ii) any agreement, license or other obligation of Seller; and (b) will not violate or contravene any law, rule or regulation of any agency or governmental body applicable to Seller or any judgment binding on Seller. In addition, Seller warrants that it is not currently in default on any of the Account Agreements or the Sacramento, CA or the Pleasanton, CA real property leases within 120 days of closing date of purchase.

(d) Marketable Title. Seller has good, valid and marketable title to the Assets, free and clear of all security interests, demands, liens, claims, or encumbrances of any nature or kind whatsoever. There exist no facts or set of circumstances which would prevent Seller from performing under this Agreement, or which would prevent or render Seller unable to deliver good and marketable title to the Assets. Seller will provide reasonable efforts to obtain these said assignments, which will include, but not be limited to, a letter from Seller to buyer which outlines an introduction to all customers, vendors, etc. In addition, assignments, contract, or assignment with addendum cannot be procured, CSI will utilize other measures to obtain a contractual relationship. In the event that any of the above stated does not occur, those assets in question will remain the property of Stratesec, Inc. .

(e) Condition of Assets . Except as explicitly excluded on Schedule 4.1 (e), all of the Assets (including all equipment and materials included therein) are in good working order and condition, ordinary wear and tear excluded, and have been installed and maintained in accordance with good workmanlike practices prevailing in the industry at the time of installation and maintenance and conform in all respects to the Account Agreements pursuant to which they were installed. To the best of Seller's knowledge, in no case have any of the Assets been installed in a manner, which was in material violation of any applicable law, code or regulation when installed.

(f) Account Agreements. All of the Account Agreements are substantially in the forms set forth on Schedule 4.1 (f) hereof. Seller has not entered into any other type of contract with its Customers, nor is it presently rendering services to any of its Customers other than pursuant to the Account Agreements set forth on Schedule 4.1 (f) hereof. Each Account Agreement which Seller has with its Customers is valid, not in material breach, and in full force and effect and is validly assignable to Buyer (whether in full force and effect or not) without the consent of any other party. To the best of Seller's knowledge, there are no oral or written agreements or representations entered into by Seller or made by Seller that amend any Account Agreement, other those identified on
        Schedule 4.1 (f) (i).

(g) Compliance with Laws. As of the Closing Date, Seller will have complied with all material laws, rules, regulations and orders applicable to the Assets. Seller has not taken any action, or failed to take any action which action or failure will or would, in any way, preclude or prevent Buyer from owning the Assets after the Closing in substantially the same manner as theretofore used by Seller. As of the Closing Date, Seller and its employees will have all governmental licenses and permits (federal, state and local) necessary for the ownership and utilization of the Assets as now carried on by Seller, and such licenses are in full force and effect. No violations are or have been recorded in respect of any such licenses or permits and no proceedings are pending or threatened, concerning the revocation or limitation of any such license or permit.

(h) Litigation. Seller is not engaged in or, to Seller's best knowledge, threatened with any legal claim, demand or proceeding and there are no proceedings, claims or investigations of any kind pending or, to Seller's best knowledge, threatened against Seller relating to or affecting any of the Assets and Seller does not know of any basis or grounds therefor. There are no outstanding adjudication orders of any agency or tribunal against Seller relating to or affecting the Assets.

(i) Insurance. Seller is aware that it is required to have in full force and effect a policy of general liability, worker's comp, errors & omissions, and any other applicable insurance.. Seller has had such insurance coverage in full force and effect for at least the immediately preceding two (2) year period. . In the event, insurance lapses during the course of purchase, seller assumes all liability any and all claims associated with any insurance lapses.

(j) Brokerage Fees. Seller has not used a broker in connection with this transaction and there are no claims for brokerage commissions, finders' fees or similar compensation in connection with this Agreement that will be paid by Buyer.

(k) Taxes. All federal, state and local income, property, payroll, sales and/or use taxes, payroll withholdings and all other taxes or charges incurred by Seller during any period prior to and including the date of the Closing which may relate to or affect the Assets in any way or may affect or relate to their transfer pursuant to this Agreement, are the obligation and liability of Seller and are to be paid or provided for in full by Seller.

(l) Changes in Assets. Since November 1, 2002, there have not been any of the following changes with respect to the Assets:

(i) Any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any of the Assets;

(ii)     Any change in the accounting methods or practices followed by Seller;

(iii) Any sale, lease, abandonment or other disposition by Seller of any Assets, except in the ordinary course of its business; or

(iv)     Any transaction by Seller not in the ordinary course of business.

(m) No Material Misstatements. No representation or warranty by Seller contained in this Agreement or made hereunder contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein and therein not misleading.

(n) Invoicing Status. Seller warrants that the invoicing status of each of the Account Agreements, as set forth on Schedule 4.1(n)(i), are true and correct as of the Closing Date; that Seller has not and will not invoice any Customer pursuant to any of the Account Agreements subsequent to November1, 2002; .and that Seller has invoiced Customers pursuant to the Account Agreements. . In addition, Seller acknowledges that three contracts in question be , with an actual dollar amount billed of $0; billed through 10/27/02 for the amount of $244,235.28 will stand as is; and with dollar amount due Stratesec of $4290 retention. Seller acknowledges that Buyer will have 100% ownership ; as well as complete ownership of the , minus $4290. . Accordingly, with exception to the above stated contracts, Seller releases all claims to any work which was, or may have been performed prior to the Closing, and consents to the assignment to Buyer of all right to render service, and all collect revenues, in accordance with the balances set forth on Schedule 4.1(n)(ii).

(o) Seller agrees that all materials installed prior to purchase, and if the manufacturers warranty cannot be obtained, Stratesec will provide reasonable efforts in obtaining replacement parts through the manufacturer in which they originally contracted parts.

4.2      Buyer.  Buyer represents and warrants to Seller as follows:

(a) Corporate Status. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of California. Buyer has full power and authority to purchase and acquire the Assets as herein provided.

(b) Authorization. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the subsequent acquisition and retention of the Assets (i) are permissible under Buyer's governing instruments, (ii) have been duly and validly authorized by all necessary and appropriate action by Buyer, and (iii) does not and will not result in a breach of or a default under any agreement, license or other obligation of Buyer.



4.3 Survival of Representations, Warranties and Indemnities. All representations, warranties and indemnities made by Seller herein shall survive the Closing for a period of one year in the event of any alleged or actual breach, including the following representations, warranties, and indemnities:
(i) status, (ii) title, (iii) authority, (iv) tax and (v) employee benefits, in which instance the survival period shall be the same as the applicable statute of limitations.

5.       INDEMNIFICATION.

5.1 By Seller. Seller covenants and agrees that, notwithstanding the Closing, and the delivery of any instruments of conveyance, and regardless of any investigation at any time made by or on behalf of Buyer or of any information Buyer may have in respect thereof, Seller will indemnify and hold Buyer harmless from, for and against any loss, damage, liability or deficiency (including without limitation, attorneys' fees and other costs and expenses incident to any suit, action, investigation or other proceeding) arising out of or resulting from, and will pay Buyer on demand the full amount of any sum which Buyer may pay or become obligated to pay on account of, or reimburse Buyer for any loss suffered on account of: (a) any inaccuracy in any representation or the breach of any warranty made by Seller; (b) any federal, state, local or other tax of any nature related to the Assets arising out of any event or state of facts occurring or existing on or prior to the Closing; (c) any failure of Seller duly to perform or observe any term, provision, covenant, agreement or condition hereunder; and (d) any claim or demand against Buyer relating to the Assets resulting from any act, error or omission occurring on or prior to the Closing Date made within one year after the Closing Date. Buyer shall notify Seller in writing by registered or certified mail within sixty days after receipt of notice of any potential claim arising pursuant to this Section 6.1. In addition, if Buyer prevails in the indemnification claim, Seller will indemnify and hold Buyer harmless from, for and against any and all reasonable and necessary costs and expenses (including attorneys' fees) which it may suffer or sustain in seeking to enforce the indemnification obligation of Seller hereunder.

(a) ERISA and Collective Bargaining Indemnification Obligations. Seller shall also indemnify, defend and hold Buyer harmless from and against any loss, damage, liability or deficiency (including without limitation, attorneys' fees and other costs and expenses incident to any suit, action, investigation or other proceeding) arising out of or resulting from, (i) any Employee Plan or Benefit Arrangement, as that term is more specifically defined on Schedule 2.2 (c)(i); or (ii) any Collective Bargaining Agreement or other Labor Union contract, as that term is more specifically defined pursuant to Schedule 2.2 (c)(ii).

5.2 By Buyer. Buyer covenants and agrees that it will indemnify and hold Seller harmless from, for and against any loss, damage, liability or deficiency (including without limitation, attorneys' fees and other costs and expenses incident to any suit, action, investigation or other proceeding) arising out of or resulting from, and will pay Seller on demand the full amount of any sum which Seller may pay or become obligated to pay on account of, or reimburse Seller for any loss suffered on account of (a) any inaccuracy in any representation or the breach of any warranty made by Buyer; and (b) any failure of Buyer duly to perform or observe any term, provision, covenant, agreement or condition hereunder. Seller shall notify Buyer in writing by registered or certified mail within thirty days after receipt of notice of any potential claim arising pursuant to this Section 6.2. In addition, if Seller prevails in the indemnification claim, Buyer will indemnify and hold Seller harmless from, for and against any and all reasonable and necessary costs and expenses (including attorneys' fees) which it may suffer or sustain in seeking to enforce the indemnification obligation of Buyer hereunder.

6. BUYER'S CLOSING CONDITIONS. Buyer's obligation to consummate the purchase of the Assets described herein will be subject to satisfaction of the following conditions:

6.1 Due Diligence. Buyer shall have completed its due diligence review of the Assets and Seller's business and shall be satisfied, in Buyer's sole discretion, with the results of such review and investigation.

6.2 No Material Adverse Changes. No change in the Assets or Seller's business shall have occurred from November 1, 2002, through the Closing Date, which would have a material adverse effect on the transactions contemplated by this Agreement or on the Assets.

6.3 Representations and Warranties; Covenants. The representations and warranties contained in Section 4.1 hereof are true and correct in all material respects and shall be true and correct in all material respects at the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date, and the covenants and agreements of Seller to be performed on or before the Closing Date shall have been duly performed in all material respects.

6.4 Filings; Consents; Waiting Periods. All material registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers required in respect of the transactions contemplated hereby shall have been filed, made or obtained, and all waiting periods applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or been terminated and with respect to such registrations, filings, applications, notices, consents, approvals, order, qualifications and waivers, and Buyers shall have received at the Closing a certificate to that effect dated the Closing Date from Seller.

6.5 No Injunction. At the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental agency or body of competent jurisdiction that is in effect that restrains or prohibits the consummation of the purchase of the Assets.

6.6 No Default. At the Closing Date, Seller shall not be in default of any of the terms of the Account Agreements; the Sacramento, CA or the Pleasanton, CA real property leases, .

               6.8 E.S.Bankest agrees to continue to support the East Coast operations of Stratesec, Inc to prevent the company from having to declare bankruptcy. E.S. Bankest is the only secured creditor and if there were a bankruptcy filing would submit a deposition to the court confirming that the disposition of the California operations under the terms defined in this document were a required for continued funding for Stratesec, Inc. E.S. Bankest further confirm that it will not challenge the disposition of the California operations under the bankruptcy provisions providing for the overturning of an unfairly favorable payment or disposition of assets within the preceding three months of the bankruptcy. Furthermore, E.S. Bankest confirms that it has requested Stratesec, Inc., sell it shares equal to 51% of the company's outstanding shares as additional evidence that E.S. Bankest is committed to the continued funding of Stratesec, Inc.

7. SELLER'S CLOSING CONDITIONS. Seller's obligation to consummate the sale of the Assets will be subject to satisfaction of the following conditions:

7.1 Representations and Warranties. The representations and warranties contained in Section 4.2 are true and correct in all material respects, and shall be true and correct in all material respects at the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

7.2 No Injunction. At the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental agency or body of competent jurisdiction that is in effect that restrains or prohibits the consummation of the purchase of the Assets.

8.       CERTAIN COVENANTS.  Seller undertakes the following specific covenants:

8.1 Confidentiality of Certain Information. Seller acknowledges that all Customer lists, sales data, financial data, and other information relating to the Assets (collectively, the "Confidential Information") are valuable, special and unique assets and are and will be owned exclusively by Buyer or an affiliate thereof as of the Closing Date. Seller agrees to treat the Confidential Information as confidential and not to disclose any Confidential Information (including without limitation any information Seller has previously treated as confidential) to any Person or after the Closing make use of any Confidential Information for its own purposes or for the benefit of any other Person (other than Buyer) except as it pertains to information required by the Securities and Exchange Commission.Further Assurances. Each of the parties hereto agrees that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents of this Agreement.

8.2 Preservation of Assets. Seller shall use all commercially reasonable efforts to (a) preserve the Assets, (b) preserve the good will of all Customers and others having business relations with Seller, and (c) maintain business practices consistent in all material respects with past practice.

8.3 Supplemental Disclosure. Seller will promptly supplement or amend each of the Schedules hereto with respect to any matter that as of the date hereof would have been required to be set forth or listed in the Schedules hereto; provided, that, for purposes of determining the rights and obligations of the parties hereunder, any such supplemental or amended disclosure of any matter will not be deemed to have been disclosed to Buyer unless Buyer otherwise expressly consents in writing. If any Schedule to this Agreement prepared by or on behalf of Seller is supplemented or amended after the date hereof due to such matter(s) that, individually or in the aggregate, results in a material adverse effect on the Assets or on Seller's business, condition, assets, liabilities, operations or prospects, or that materially impairs the performance, rights or obligations of any party under this Agreement, Buyer may elect at its sole option to (a) terminate this Agreement, (b) proceed with the Closing, or (c) negotiate with a purchase price reduction which shall be determined by the parties in good faith, regardless of whether such matter existed or was known as of the date hereof or arose and became known thereafter.

               "Material adverse effect" means, for purposes of this section only, situations in which the event or consequence has an impact upon Buyer's rights to enforce the terms of any of the Accounts, or to collect any sums due to Buyer pursuant to any services performed by it after the Closing Date on any Account. If any such supplemental disclosure impairs the performance or rights of either party, or valuation of the Assets to be purchased under this Agreement, but does not constitute a material adverse effect, the parties shall in good faith attempt to negotiate an adjustment to the Purchase Price.

8.4 Expenses. Buyer and Seller shall each pay all of their own respective expenses incurred by or on behalf of each of them in connection with this Agreement and the transactions contemplated hereunder, with the exception for expenses related to obtaining any required government approvals or consents, which shall be shared equally between Seller and Buyer.

9.       TERMINATION.

9.1 Rights to Terminate. This Agreement and the transactions contemplated hereby may be terminated and abandoned (a) at any time prior to the Closing by mutual written consent of Seller and Buyer; (b) by Buyer pursuant to Section 4.1,
Section 6, or Section 8.4; or (c) if a condition to performance by the terminating party hereunder has not been satisfied or waived prior to January 15, 2003, including Seller's required deliveries pursuant to Section 2.3 hereof; or (d) failure to timely complete the transaction set forth in Section 6.7 hereof. Notwithstanding the foregoing clause (c), (i) Buyer may not terminate this Agreement if the event giving rise to its termination right results from Buyer's willful failure to perform or observe any of its covenants or agreements set forth herein or if Buyer is, at such time, in material breach of this Agreement, and (ii) Seller may not terminate this Agreement if the event giving rise to its termination right results from the willful failure of Seller to perform or observe any of its covenants or agreements set forth herein or if Seller is, at such time, in material breach of this Agreement.

9.2 Procedure and Effect on Termination. Any termination of this Agreement under
Section 9.1 hereof will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 8.1,
Section 9.2 and Section 10.5, which will survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement.

10.      MISCELLANEOUS.

10.1 Sales and/or Use Taxes. Buyer and Seller shall share equal responsibility for paying any and all sales and/or use taxes resulting from the sale of the Assets to Buyer as provided herein.

10.2 Notices. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and signed by the party giving notice. Notices shall be delivered personally or mailed, certified or registered, postage prepaid, return receipt requested to the appropriate party at the addresses indicated below:

               If to Buyer: Scott Govers

               With a copy to: Carolynn Winne

               If to Seller:

               With a copy to:

Any party hereto may change its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the manner provided hereby to the other party or parties hereto.

10.3 Schedules. All Schedules described in this Agreement, are delivered herewith, unless expressly waived by Buyer. Each fact or statement recited or contained in any Schedule, certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, shall be deemed a representation and a warranty hereunder.

10.4 Applicable Law; Severability; Attorney's Fees. This Agreement shall, in all respects, be governed by the laws of the State of California applicable to agreements executed and to be wholly performed within the State of California. The exclusive venue for any claim arising from or otherwise related to this Agreement shall be the Courts of Contra Costa County, California. In the event any action or arbitration is instituted by a party hereto regarding the construction of any term or to recover damages resulting from the breach of any term of this Agreement, the prevailing party in such action or arbitration shall be entitled to such reasonable fees, costs and expenses (including, without limitation, the costs of the arbitrator) as may be fixed by the court or arbitrator.

10.5 Confidentiality. Each party shall hold in confidence the fact of the existence of and all economic and other terms of this Agreement and the transactions contemplated herein (collectively, "Confidential Terms") and no party hereto shall, prior to or after the Closing, release any such information to third parties without the other parties' prior written consent, which consent shall not be unreasonably withheld or delayed, except (i) to its own agents, advisors, representatives or lenders, (ii) pursuant to a court order requiring such release, (iii) in connection with the filing of any federal or state tax return or report which either party is required to file, (iv) to any arbitrator or court in connection with any dispute among the parties hereto, or (v) as otherwise may be required by law. In addition, Buyer is hereby authorized to disclose the Confidential Terms in connection with any state or federal securities filings, reports, offering circulars or registration statements, any loan agreements of Buyer, its general partner, or any affiliate thereof. Additionally, Buyer and Seller may make such disclosures as are necessary with respect to a filing under the HSR Act. The parties hereto acknowledge and agree that the remedy at law for any breach or threatened breach of any provision of this section will be inadequate and, accordingly, each party hereto covenants and agrees that the other parties hereto shall, in addition to any other rights or remedies which they may have, be entitled to such equitable and injunctive relief as may be available from any court of competent jurisdiction to prevent the other party or parties hereto from violating any provision of this section. Such right to obtain injunctive relief may be exercised, at the option of the party seeking such relief, concurrently with, prior to, after or in lieu of the exercise of any other rights or remedies which such party may have as a result of any such breach or threatened breach. In the event that the transaction contemplated herein is not consummated, Buyer shall promptly return (and retain no copies) any and all economic, organizational and proprietary information, which was provided by Seller to Buyer as part of Buyer's Due Diligence. Buyer further covenants that it will not use any such information for its own benefit. Except as described in section 8.1

10.6 Knowledge of Parties. Where any representation or warranty contained in this Agreement is expressly qualified by a reference to knowledge, information or belief of the party making such representation and warranty, such party shall have made reasonable inquiry of those persons who are in a position to have actual knowledge of the matters that are the subject of such representations and warranties.

10.7 Arbitration. All controversies, claims and disputes arising out of or relating to this Agreement or the breach thereof, except as otherwise provided herein, shall be decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association JAMS Rules, then in effect. In the event of a dispute relating to the amount owed by one of the parties to the other, the party with the obligation of payment shall pay to the other all sums that are not reasonably disputed by that party. Seller and Buyer agree that the location of all arbitration hearings or other court appearances related to this Agreement shall be in San Francisco County, California and Seller and Buyer submit to the jurisdiction of the California courts for entry of judgment on the arbitration award.

10.8 Entire Agreement; Construction; Waiver; Further Assurances. This Agreement, together with any related documents referred to in this Agreement, constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement, and any and all prior agreements, understandings or representations are hereby terminated and canceled in their entirety. All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns. No reliance upon or waiver of one or more provisions of this Agreement shall constitute a waiver of any other provisions hereof. All references herein to this Agreement include all exhibits and schedules hereto, which are incorporated herein by reference. No provision of this Agreement shall be construed against any party on the ground that such party or its counsel drafted the provision. All headings and captions and the table of contents have been inserted for convenience only and shall not affect the interpretation of this Agreement. Each of the parties hereto shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

10.9 Separate Counterparts. This document may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and shall be one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                               SELLER:



                               By:       /s/ Barry W. McDaniel


                             Name: Barry W. McDaniel
                             Title:   CEO



                               BUYER:

                               By:
                                   --------------------------------

                               Name:
                                     ------------------------------

                               Title:
                                      -----------------------------